UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 25, 2011, The Hain Celestial Group, Inc. (“Hain Celestial”), as guarantor, and Hain Frozen Foods UK Limited, a wholly-owned subsidiary of Hain Celestial, simultaneously signed and closed a Share Purchase Agreement (“Purchase Agreement”) by which Hain Frozen Foods UK Limited acquired all of the issued share capital of S Daniels plc (“Daniels”) and International Cuisine Limited (“International Cuisine” and together with Daniels, the “Daniels Group”). Daniels Group was owned by Singapore Food Industries Pte. Ltd. and Singapore Food Development Pte. Ltd. (collectively, the “Sellers”), which are wholly-owned subsidiaries of SATS Ltd., a Singapore Stock Exchange-listed company (“SATS”). The purchase price was approximately $230 million, which is net of a preliminary working capital adjustment. The acquisition was funded with borrowings drawn under Hain Celestial’s existing revolving credit facility. In addition, the Sellers have the opportunity to earn contingent consideration of up to approximately $20 million, depending on the achievement of certain EBITDA levels of the Daniels Group during the twelve months ending March 31, 2012 and March 31, 2013.

The Sellers have made customary warranties and covenants in the Purchase Agreement. In addition, SATS and its subsidiaries are restricted, for a period of 24 months, from competing with the business of the Daniels Group in the United Kingdom and soliciting or employing prior employees of the Daniels Group.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the warranties contained in the Purchase Agreement are qualified by information in a confidential Disclosure Letter provided by the Sellers to Hain Celestial in connection with the signing of the Purchase Agreement. This confidential Disclosure Letter contains information that modifies, qualifies and creates exceptions to the warranties set forth in the Purchase Agreement. Moreover, certain warranties in the Purchase Agreement may have been true only at a certain date, may be subject to a contractual standard of materiality or were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, you should not rely on the warranties in the Purchase Agreement as characterizations of the actual state of facts about the Daniels Group.

Item 8.01	Other Events

On October 25, 2011, Hain Celestial issued a press release with respect to the foregoing transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The information contained in this Item 8.01, including the press release attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

If applicable, the financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

If applicable, the pro forma financial information required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

2.1*	Share Purchase Agreement, dated October 25, 2011, among Singapore Food Industries Pte. Ltd., Singapore Food Development Pte. Ltd., Hain Frozen Foods UK Limited and The Hain Celestial Group, Inc.

99.1	Press Release of The Hain Celestial Group, Inc. dated October 25, 2011.

* Certain schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission (the “S.E.C.”) upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ IRA J. LAMEL
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated October 25, 2011, among Singapore Food Industries Pte. Ltd., Singapore Food Development Pte. Ltd., Hain Frozen Foods UK Limited and The Hain Celestial Group, Inc.

99.1	Press Release of The Hain Celestial Group, Inc. dated October 25, 2011.

* Certain schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules to the S.E.C. upon request.